Exhibit 10.20

THE TRANSFER OF THIS WARRANT IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.

VIRTUEL MEDICAL DEVICES, INC.

Warrant to Purchase Common Stock

VALID NO LATER THAN 5:00 P.M.,

CENTRAL TIME

August 9, 2009

THIS CERTIFIES that, for value received Medtronic, Inc. or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions of this warrant (the “Warrant”) set forth below, to subscribe for and purchase the Warrant Shares (as defined below) from Virtuel Medical Devices, Inc., a Delaware corporation (the “Corporation”), at the Warrant Price (as defined below), at any time and from time to time after the Initial Issuance (as defined below) and before the Expiration Date (as defined below).

Section 1. Definitions.

(a) “Expiration Date” shall mean the earlier of (i) August 9, 2009, (ii) five years following the issuance of 500,000 shares of common stock, $.01 par value per share of the Corporation (the “Common Stock”) pursuant to the exercise of options granted under the Virtuel Medical Devices, Inc. 1999 Stock Incentive Plan (the “1999 Plan”), provided, however, that such five year period shall not commence until the Corporation provides Holder notice of such issuance, and (iii) termination of the rights set forth in Section 1 of the Investors’ Rights Agreement, dated August 9, 1999 between the Corporation, Medtronic, Inc. and certain other investors identified therein (the “Investors’ Rights Agreement”) pursuant to Section 1.4 thereof; provided, however, that the Holder’s rights hereunder shall not expire until the Corporation has provided the Holder sixty (60) days’ prior written notice of the Expiration Date, once the Expiration Date has been fixed.

(b) The “Warrant Price” per share covered by this Warrant shall be $.01.

(c) “Warrant Shares” shall mean that number of shares of Common Stock equal to the “lesser of 124,222 or 19.9% of the number of shares issued upon exercise of options granted pursuant to the 1999 Plan or otherwise issued in any issuance that is subject to clause (i) of the first sentence of Section 1.3 of the Investors’ Rights Agreement. Within ten (10) days after any such issuance, the

Corporation shall provide the Holder with written notice of such issuance and a computation of the number of Warrant Shares issuable under this Warrant as a result thereof. However, whether the Expiration Date occurs on the date set forth in paragraph (a) or due to the occurrence of the events referenced in paragraph (a) above, and whether or not any issuances referred to the first sentence this paragraph (c) have occurred prior to such date, for the sixty (60) day period prior to the Expiration Date, “Warrant Shares” shall mean 124,222 shares of Common Stock less any shares previously issued under this Warrant upon exercise or conversion hereof.

Section 2. Exercise of Warrant.

(a) Cash Exercise. The rights represented by this Warrant may be exercised by the Holder in whole or in part (but not as to fractional shares) at any time and from time to time during the exercise period provided above, but not as a fractional share, by the completion of the purchase form attached hereto and by the surrender of this Warrant (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price multiplied by the number of shares to be purchased (the “Aggregate Warrant Price”) in cash or by certified or official bank check, for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder, or its nominee or other party designated in the purchase form by the Holder hereof, shall be delivered to the Holder as soon as is reasonable practicable after the date in which the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time. The person in whose name any certificate for shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Aggregate Warrant Price, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the shares issued upon such exercise. If any fractional interest in a share would, except for the provision of this Section 2(a), be delivered upon such exercise, the Corporation, in lieu of delivery of a fractional share thereof, shall pay to the Holder an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation (the “Board”).

(b) Conversion Right.

(i) The Holder of this Warrant shall have the right to require the Corporation to convert this Warrant (the “Conversion Right”) at any time after it is exercisable, but prior to its expiration, into shares of the Common Stock as provided for in this Section 2(b). Upon exercise of the Conversion Right, the Corporation shall deliver to the Holder (without payment to the Corporation of the Aggregate Warrant Price) that number of shares of the Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the Warrant Price for a Warrant Share in effect immediately prior to the exercise of the Conversion Right from the Fair Market Value (as defined below) of a Warrant Share immediately prior to the date of the exercise of the Conversion Right and multiplying that number by the number of Warrant Shares for which the Conversion Right is being exercised) by (y) the Fair Market Value of a Warrant Share immediately prior to the exercise of the Conversion Right.

(ii) The Conversion Right may be exercised by the Holder, at any time or from time to time, prior to the Expiration Date, on any business day by delivering a written notice (the “Conversion Notice”) to the Corporation at its offices stating that the Holder desires to exercise the Conversion Right and specifying (i) the total number of shares with respect to which the Conversion Right is being exercised and (ii) a place and date not less than five or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

(iii) At any closing under Section 2(b)(ii) hereof, (A) the Holder will surrender the Warrant and (B) the Corporation will deliver to the Holder (1) a certificate or certificates for the number of shares of the Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share and (2) a new warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

(iv) For purposes of this Section 2(b), “Fair Market Value” of a Warrant Share as of a particular date (the “Determination Date”) shall mean:

(A) If the Common Stock is traded on an exchange or is quoted on Nasdaq, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date, and

(B) If the Common Stock is not traded on an exchange or on Nasdaq but is traded on the over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date, and

(C) If the Common Stock is not traded on the over-the-counter market, then the fair market value as reasonably determined in good faith by the Board of Directors.

Section 3. Stock Splits, Consolidation; Reservation of Shares; Issuance Tax and Closing of Books.

(a) In the event that after the issuance of the shares into which this Warrant may be exercised, the outstanding shares shall be split, combined or consolidated, by dividend, reclassification or otherwise, into a greater or lesser number of shares, the number of shares purchasable under this Warrant shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted; provided, however, that the Corporation shall not split, by dividend, reclassification or otherwise, its Common Stock into a greater number of shares without the prior written consent of Holder, which consent shall not be unreasonably withheld. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of tits assets to another corporation shall be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such stock, securities or assets as would have been issued or delivered to the holder of this Warrant if it had exercised this Warrant and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Corporation, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. Notwithstanding the foregoing, no such actions shall be required if this Warrant shall terminate, and the Expiration Date shall occur on, the effective date of such consolidation, merger or sale and the Holder is given the opportunity to exercise this Warrant prior thereto in accordance with the terms hereof.

(b) The Corporation will at all times during the term of the Warrant reserve and keep available out of its authorized capital stock solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares as shall then be issuable upon the exercise of this Warrant. The Corporation shall from time to time in accordance with applicable law increase the authorized amount of its capital stock if at any time the number of shares remaining unissued and available for issuance shall not be sufficient to permit exercise of this Warrant. The Corporation covenants that all shares which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limitation, to take such action as may be necessary to assure that all such shares may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which shares of capital stock of the Corporation may be listed.

(c) The issuance of certificates for shares upon exercise of this Warrant shall be made without charge to the Holders of this Warrant for any issuance tax in respect thereof; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder of this Warrant.

(d) The Corporation will at no time close its transfer books against the transfer of the shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

Section 4. Notice of Record Dates. In the event of

(a) any taking by the Corporation of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then and in each such event the Corporation will give notice to the Holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Holders of record will be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or to a favorable vote of stockholders, if either is required.

Section 5. No Stock Rights or Liabilities. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares, and no mere enumeration hereon of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

Section 6. Notice of Proposed Transfers. The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 6. Prior to any proposed transfer of this Warrant or the Warrant Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder of such securities shall give written notice to the Corporation of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Corporation addressed to the Corporation and reasonably satisfactory in form and substance to the Corporation’s counsel, to the effect that the proposed transfer of the Warrant and/or Warrant Shares may be effected without registration under the Securities Act, or (ii) a “no action” letter from the U.S. Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon the Holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the Holder to the Corporation. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred shall bear the appropriate restrictive legends, except that such certificate shall not bear such restrictive legend, if, in the opinion of counsel for the Corporation, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

Section 7. Lost, Stolen. Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

Section 8. Presentment. Prior to due presentment of this Warrant together with a completed assignment form attached hereto for registration of transfer, the Corporation may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 9. Preemptive, Co-Sale and Registration Rights. Holder shall be entitled to the preemptive, co-sale and registration rights set forth in the Investors’ Rights Agreement. The Common Stock issuable upon exercise of the Warrant shall, for all purposes of such Investors’ Rights Agreement, be considered “Co-Sale Eligible Stock” and “Registrable Securities.” Except to the extent that such rights may be assigned under the Investors’ Rights Agreement (including, without limitation, to any affiliate of Medtronic, Inc.), the rights represented by this Section 9 shall not be assignable by Holder without the consent of the Corporation.

Section 10. Notice. Notice or demand pursuant to this Warrant shall be sufficiently given or made, if send by first-class mail, postage prepaid, or by reputable overnight carrier addressed, if to the Holder of this Warrant, to the Holder at its last known address as it shall appear in the records of the Corporation, and if to the Corporation, 800 LaSalle Avenue, Suite 2250, Minneapolis, Minnesota 55402. The Corporation may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 10 for the giving of notice.

Section 11. Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Minnesota without regard to principles of conflicts of laws.

Section 12. Successors. Assigns. Subject to the restrictions on transfer by Holder set forth in Section 6 hereof, all the terms and provisions of the Warrant shall be binding upon and inure to the benefit of an be enforceable by the respective successors and assigns of the parties hereto.

Section 13. Amendment. This Warrant may be modified, amended or terminated by a writing signed by the Corporation and the Holder.

Section 14. Severability. Should any part but not the whole of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion o this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.

Dated: August 9, 1999

VIRTUEL MEDICAL DEVICES, INC.

By	/s/ Jay W. Schmelter
Jay Schmelter, President